UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: May 25, 2005

Date of Report: May 27, 2005

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249

(State or other jurisdiction of	Commission file number	(I.R.S. Employer Identification No.)
incorporation or organization)

6401 Southwest Freeway
Houston, Texas 77074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 795-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As announced in a press release issued on May 26, 2005, I-Sector Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of May 25, 2005 (the “Asset Purchase Agreement”), with Network Architechs, Corp., a New Mexico Corporation (“Netarch”), and the holders of all of the issued and outstanding capital stock of Netarch (the “Shareholders”), to acquire substantially all of the assets of Netarch, a data network and IP telephony systems design, installation and support business with branches in Albuquerque, New Mexico, and El Paso, Texas. The Company completed the acquisition simultaneously with the execution of the Asset Purchase Agreement. Neither Netarch nor any Shareholder has any prior affiliation with the Company. The Asset Purchase Agreement contains customary representations and warranties and requires Netarch and the Shareholders to indemnify the Company for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions.

     The consideration paid at closing pursuant to the Asset Purchase Agreement is an amount of cash equal to $2,000,000 and 308,166 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which amount of shares was determined by dividing $2,000,000 by the average closing price per share for the Common Stock as reported by AMEX for the five consecutive trading days ending prior to May 23, 2005. To the extent that the operating profit attributable to Netarch’s former Albuquerque, New Mexico, and El Paso, Texas, branches (“Operating Profit”) during the twelve-month period ending May 31, 2006 is positive, the Company will pay Netarch an additional purchase price equal to 75% of Operating Profit over such period. This additional purchase price shall not exceed $525,000, and at the Company’s option 50% of such additional purchase price may be paid in the form of Common Stock. In addition, the Company will issue Netarch a maximum of 75,000 shares of Common Stock following each of the twelve-month periods ending May 31, 2006, 2007 and 2008 if Operating Profit during such periods exceeds $600,000, $660,000 and $726,000, respectively. If Operating Profit is less than the applicable milestone for any of the three years, the number of shares of Common Stock issuable by the Company shall be equal to 75,000 multiplied the percentage of actual Operating Profit during the period as compared to the applicable milestone.

     The Asset Purchase Agreement and press release are filed as exhibits hereto and are incorporated by reference. The descriptions of the Asset Purchase Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

     Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Current Report on Form 8-K to report particular information related to sales of unregistered shares of its Common Stock, if the aggregate number of such shares of Common Stock sold since the filing of the Company’s last Current Report on Form 8-K or the Company’s last periodic report, whichever is more recent, is equal to or greater than 1% of its outstanding shares of Common Stock.

     The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of 308,166 shares of Common Stock and the additional issuances of Common Stock to be made pursuant to the Asset Purchase Agreement is incorporated into this Item 3.02 in its entirety. The Company is relying on the exemptions from registration provided pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated May 25, 2005, by and among Network Architechs, Corp., Michael S. French, Theodore J. Bonnell, Klaus C. Mueller and the Company.

99.1	Text of press release, dated May 26, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-SECTOR CORPORATION
Date: May 26, 2005	By:	/s/ Brian Fontana
		Name:	Brian Fontana
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated May 25, 2005, by and among Network Architechs, Corp., Michael S. French, Theodore J. Bonnell, Klaus C. Mueller and the Company.

99.1	Text of press release, dated May 26, 2005.